SCHEDULE 14A
                                 (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


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|_|  Preliminary Proxy Statement           |_|  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-12


                            POST PROPERTIES, INC.
               (Name Of Registrant As Specified In Its Charter)

                                JOHN A. WILLIAMS
                                  ROY E. BARNES
                             FRANCIS L. BRYANT, JR.
                                 PAUL J. DOLINOY
                                THOMAS J.A. LAVIN
                                GEORGE R. PUSKAR
   (Name Of Person(s) Filing Proxy Statement, If Other Than The Registrant)


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

For Immediate Release

Contacts:

MEDIA                                     INVESTORS
Jeremy Fielding/Kimberly Kriger           Larry Dennedy/Bob Marese
Kekst and Company                         MacKenzie Partners, Inc.
212-521-4800                              212-929-5500

            JOHN A. WILLIAMS FORMALLY COMMENCES PROXY CONTEST, MAILS
             PROXY MATERIALS AND GOLD PROXY CARD TO POST PROPERTIES
                                  SHAREHOLDERS

     MR. WILLIAMS SAYS MANAGEMENT FAILED TO PROVIDE ADEQUATE DISCLOSURE TO
                                  SHAREHOLDERS

ATLANTA, April 28, John A. Williams, founder, largest equity holder and director of Post Properties, Inc. (NYSE:PPS) today announced the mailing of his proxy materials and gold proxy card to Post shareholders. Mr. Williams is urging shareholders to vote for a slate of independent director nominees at the Annual Meeting of Shareholders on May 22, 2003. Separately, Mr. Williams and the independent director nominees raised serious questions today about management's failure to provide shareholders with important information about a number of events at the company.

Mr. Williams said, "The incumbent Board and management just don't get it. They act like this is their company, not the shareholders'. Management has withheld critical information from shareholders - delaying announcements, mischaracterizing strategic opportunities, and veiling financial facts behind a smokescreen of words. They have also failed to outline for shareholders how they intend to enhance shareholder value, improve operating performance and raise the standard of corporate governance at the company. Shareholders need to take decisive action to protect the value of their investment in Post. I encourage my fellow shareholders to act promptly and vote in favor of change at the company by signing and mailing their gold proxy card."

Additionally, concern was expressed about the company's continued lack of disclosure in providing shareholders with important explanations and pertinent information:

o The company said that it had received a "preliminary acquisition inquiry -- at only a slight premium." (1)

     MORE ACCURATELY, ON MARCH 14, 2003, THE COMPANY RECEIVED AN ALL-CASH, $26 PER SHARE OFFER - A PREMIUM OF OVER 13% -- FROM A REPUTABLE REAL ESTATE

     INVESTMENT FIRM. THE LETTER EXPLICITLY STATED THAT THERE WAS NO
     FINANCING CONTINGENCY TO THE OFFER, AND WITH THE COMPANY'S COOPERATION, THE POTENTIAL BUYER MAY BE IN A POSITION TO INCREASE ITS OFFER PRICE. THE BOARD REFUSED EVEN TO EXPLORE IT. (2)

o The company announced the terminations of Chief Financial Officer Greg Fox and Executive Vice President Doug Gray on April 9, 2003. (3)

     HOWEVER, GRAY TOLD THE MEDIA HE AND FOX WERE "BEING LET GO" 5 DAYS BEFORE THE COMPANY INFORMED SHAREHOLDERS AND THE BOARD. THE COMPANY HAS NOT PROVIDED A REASON FOR THEIR TERMINATION, AND HAS NOT NAMED A SUCCESSOR TO EITHER POSITION. (4)


o The company reported that Fox and Gray's severance packages include a "bonus equal to the sum of: (i) the remaining principal balance and interest of any stock ownership loans made to each individual, less (ii) the net proceeds from the sale of the stock purchased with the stock ownership loan, plus (iii) the estimated tax liability resulting from such bonus"(5)

     HOWEVER, IN ADDITION TO THE BALANCE OF A $100,000 LOAN TO FOX SPECIFICALLY MENTIONED BY THE COMPANY, ACCORDING TO EARLIER PROXY DISCLOSURES, FOX AND GRAY HAD OUTSTANDING LOANS ORIGINALLY PROVIDED IN DECEMBER 1999, INCLUDING ACCRUED INTEREST, OF APPROXIMATELY $904,000 AND $603,000, RESPECTIVELY, AS OF MARCH 1, 2003, WHICH WERE ALSO FORGIVEN THROUGH ADDITIONAL BONUSES. UNDER THE BONUS, SUCH FORGIVENESS IS INCREASED BY A RELATED STEP-UP TO COVER TAX LIABILITY. (6)

     WITH THAT STEP-UP, THE TOTAL COST OF THE RESPECTIVE LOAN FORGIVENESS TO FOX AND GRAY WILL BE IN EXCESS OF $1,265,000 AND $844,000, RESPECTIVELY, FOR THESE TWO EX-EMPLOYEES WHO HAD BEEN WITH THE COMPANY FOR LESS THAN 7 AND 6 YEARS, RESPECTIVELY. THESE AMOUNTS WOULD BE REDUCED IF FOX OR GRAY SELL SHARES OF COMPANY STOCK AFTER MARCH 1, 2003 AND USE THE PROCEEDS TO REDUCE THEIR LOAN BALANCES.

     WITH THE ADDITIONAL BONUSES, BUT WITHOUT THE POSSIBLE IMPACT OF THE "CHANGES OF CONTROL" (NOTED BELOW), THE TOTAL CASH SEVERANCE PAYMENTS TO FOX AND GRAY WILL BE IN EXCESS OF $1,740,000 AND $1,160,000, RESPECTIVELY. THESE BONUSES SEEM EXTREMELY GENEROUS AND ARE UNPRECEDENTED IN THE COMPANY'S HISTORY.

     ADDITIONALLY, UNDER THE SEVERANCE AGREEMENTS WITH FOX AND GRAY, if a "CHANGE OF CONTROL" OF POST OCCURS PRIOR TO JULY 1, 2003, THE SEVERANCE AGREEMENTS WILL BE CANCELLED AND FOX AND GRAY WILL INSTEAD BE ENTITLED TO PAYMENTS UNDER EXISTING CHANGE OF CONTROL AGREEMENTS AS IF THEY HAD BEEN TERMINATED "WITHOUT CAUSE." IF THEY WERE TERMINATED WITHOUT CAUSE AFTER A CHANGE OF CONTROL, FOX AND GRAY WOULD BE ENTITLED TO RECEIVE, RESPECTIVELY, AMONG OTHER THINGS, LUMP SUM PAYMENTS OF TRIPLE AND DOUBLE THEIR ANNUAL

     SALARY AND BONUS, AND LOAN FORGIVENESS WITH AN INCOME TAX GROSS-UP. THESE AMOUNTS ARE SUBSTANTIALLY GREATER THAN THOSE TO WHICH FOX AND GRAY ARE ENTITLED UNDER THE SEVERANCE AGREEMENTS. (7)

     IF THE INDEPENDENT DIRECTOR NOMINEES ARE ELECTED AT THE MAY 22, 2003 ANNUAL MEETING, A CHANGE OF CONTROL COULD OCCUR, AND POST WOULD HAVE TO PAY ITS TERMINATED EXECUTIVES SUBSTANTIALLY MORE THAN OTHERWISE. THERE IS NO LEGITIMATE PURPOSE FOR INCLUDING THIS PROVISION IN THE SEVERANCE AGREEMENTS.

     EVEN THOUGH THE COMPANY ANNOUNCED FOX AND GRAY'S TERMINATION, IT EXTENDED THEIR EMPLOYMENT TO JULY 1, 2003, SEEMINGLY TO ATTEMPT TO MAINTAIN LUCRATIVE "CHANGE OF CONTROL" PACKAGES FOR THESE EX-EXECUTIVES.

o The company did not disclose John Glover's employment contract in the initial proxy shareholders received from Post. (8)

     HOWEVER, THE CONTRACT GLOVER ENJOYS - WHICH RUNS THROUGH 2016 - WAS ONLY DISCLOSED IN POST'S AMENDED PROXY FOLLOWING OUR REQUEST FOR DISCLOSURE. (9)

o The company has also not disclosed whether Robert Goddard, the current Chairman of the Board, has an employment contract or arrangement, even though he has worked full-time at Post since the week of February 24, 2003.
     (10)

     DESPITE MR. WILLIAMS' REQUEST, THE COMPANY HAS FAILED TO PROVIDE DETAILS OF GODDARD'S EMPLOYMENT AND FINANCIAL PACKAGE WITH POST. IS THE COMPANY PLANNING TO WAIT UNTIL SOMETIME SUBSEQUENT TO THE SHAREHOLDER VOTE ON MAY 22, 2003 TO DISCLOSE THIS INFORMATION TO THE OWNERS OF THE COMPANY?

In a letter to Post shareholders that accompanied the proxy materials, Mr. Williams said, "Post's Board and management don't appear to understand the issues foremost in the minds of shareholders. They have devoted so much time and attention to personal criticisms that they have not bothered to talk substantively to you about the issues that really matter:

-- How are they going to enhance value for all shareholders? Measured against a peer group of 16 companies, in 2002 Post's stock price performance and total returns ranked DEAD LAST.
--   How are they planning for the future of our Company?
-- How are they going to improve operations that, measured against the same peer group of 16 companies, ranked DEAD LAST in 2002 same store revenue growth, same store NOI growth, G&A expense margin, and THIRD TO LAST in same store occupancy?
-- When are they going to implement shareholder-friendly corporate governance, consistent with new standards of behavior in corporate America?".

"I believe they have shown a disregard for their fiduciary responsibility to restore and build value for all shareholders. If they have a strategy and operating plan, it has not been working," Mr. Williams' letter continued.

Mr. Williams' proxy statement and other filings and information related to his solicitation can be found at www.postshareholders.com.
                             ------------------------


(1) Post Properties Press Release, April 16, 2003
(2) John Williams Schedule 14A, April 21, 2003
(3) Post Properties Press Release, April 9, 2003
(4) Atlanta Journal Constitution, April 24, 2003
(5) Post Properties amended Schedule 14A, April 23, 2003
(6) Post Properties Schedule 14A, April 4, 2003
(7) Post Properties Schedule 14A, April 4, 2003; Post Properties amended
Schedule 14A, April 23, 2003
(8) Post Properties Schedule 14A, April 4, 2003
(9) Post Properties amended Schedule 14A, April 23, 2003
(10) Post Properties Schedule 14A, April 4, 2003

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